[Articles of Incorporation of the Registrant]

Exhibit 3.1

Lic. Gerardo Gaxiola Díaz

NOTARIO PUBLICO 167
Navolato, Sinaloa

      ESCRITURA PUBLICA NUMERO 2387 (DOS MIL TRESCIENTOS OCHENTA Y SIETE)

VOLUMEN IX (NOVENO)

      En la ciudad de Navolato, Sinaloa, México, a 30 (treinta) días del mes de Marzo de 1998 (mil novecientos noventa y ocho), YO, Licenciado GERARDO GAXIOLA DIAZ, Notario Público número 167 (ciento sesenta y siete) en el Estado, con ejercicio y residencia en este distrito judicial y actuando de conformidad con lo dispuesto por el artículo 75 (sententa y cinco) de la Ley del Notariado en vigor y de regreso al despacho de mi notaría PROTOCO LIZO el acta por mi levantada fuera del mismo, en la que consigne la CONSTITUCION de la sociedad mercantil denominada “GRUPO PICSA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE constituída por los señores WILFREDO GABRIEL LOAIZA GUERRERO y GERARDO ARREDONDO BELTRAN, con domicilio en Culiacán, Sinaloa, duración 99 (noventa y nueve) años, capital social mínimo fijo de $50,000.00 (CINCUENTA MIL PESOS 00/100 MONEDA NACIONAL) y cláusula de admisión de extranjeros.

      Doy Fé de tener a la vista constante de 14 (catorce) fojas útiles debidamente firmadas, selladas y cotejadas el acta que se protocoliza, misma que agrego al apéndice de mi protocolo volumen IX (noveno) en el legajo correspondiente a esta escritura, bajo la letra “A”.

      FIRMADO: LICENCIADO GERARDO GAXIOLA DIAZ. — NOTARIO PUBLICO. — UNA FIRMA ILEGIBLE. — RUBRICA. — EL SELLO NOTARIAL DE AUTORIZAR.

      Autorizo definitivamente la presente escritura, en la ciudad de Navolato, Sinaloa, México, en la misma fecha de su otorgamiento en virtud de no causar impuesto alguno. — DOY FE.

      FIRMADO: LICENCIADO GERARDO GAXIOLA DIAZ. — NOTARIO PUBLICO. — UNA FIRMA ILEGIBLE. — RUBRICA. — EL SELLO NOTARIAL DE AUTORIZAR.

ACTA QUE SE PROTOCOLIZA

      En la Ciudad de Navolato, municipio del mismo nombre, Sinaloa, México a 30 (treinta) días del mes de Marzo de 1998 (mil novecientos noventa y ocho) YO, Licenciado GERARDO GAXIOLA DIAZ Notario Público número 167 (ciento sesenta y siete) en el Estado, con ejercicio y residencia en este Distrito Judicial y residencia en esta ciudad, actuando de conformidad con lo dispuesto por el artículo (75) setenta y cinco de la Ley del Notariado en vigor, me constituí en la planta baja del edifico Morachis ubicado por la avenida Miguel Hidalgo sin número entre las avenidas Benito Juárez y Angel Flores de esta Ciudad, haciendo constar que ANTE MI comparecieron los señores WILFREDO GABRIEL LOAIZA GUERRERO y GERARDO ARREDONDO BELTRAN y me manifestaron que han convenido constituir una SOCIEDAD ANONIMA DE CAPITAL VARIABLE que funcionará bajo la denominación de “GRUPO PICSA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE y para el efecto solicitaron y obtuvieron de la Secretaría de Relaciones Exteriores el permiso número 25000492 expedido por la Secretaría de Relaciones Exteriores, el día 17 (diecisiete) de Marzo de 1998 (mil novecientos noventa y ocho) con número de expediente 9825000485 y número de folio 753 que me exhiben y agrego al apéndice de esta escritura con la letra “B” y que a la letra dice:

      Al margen izquierdo SECRETARIA DE RELACIONES EXTERIORES. — MEXICO. — al margen derecho. — PERMISO 25000492. — EXPEDIENTE 9825000485. — FOLIO 753. — Al centro. —

En atención a la solicitud presentada por el C. VELIA ADRIANA LOPEZ CALDERON. — esta Secretaría concede el permiso de constituir una SA DE CV. — bajo la denominación GRUPO PICSA, SA DE CV. — Este permiso, quedara condicionado a que la Escritura Constitutiva se inserte la cláusula de extranjeros prevista en el Artículo 30 o el convenio que señala el Artículo 31, ambos del Reglamento de la Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera. — El Notario o Corredor Público ante quien se haga uso de este permiso, deberá dar aviso a la Secretaría de Relaciones Exteriores dentro de los 90 días hábiles a partir de la fecha de autorización de la Escritura Pública correspondiente. — Lo anterior se comunica con fundamento en los artículos 27, Fracción I, de la Constitución Política de los Estados Unidos Mexicanos, 15 de la Ley de Inversión Extranjera y en los términos del Artículo 28, fracción V, de la Ley Orgánica de la Administración Pública Federal. — Este permiso dejará de surtir efectos si no se hace uso del mismo dentro de los 90 días hábiles siguientes a la fecha de su expedición y se otorga sin perjuicio de lo dispuesto por el artículo 91 de la Ley de la Propiedad Industrial. — CULIACAN, SIN. a . . . de Marzo de 1998 (mil novecientos noventa y ocho). — SUFRAGIO EFECTIVO NO REELECCION. LA SUBDELEGADA. LIC. GPE. NOHEMI PACHECO IBARRA. — Una firma ilegible. — PA1 90497.

      “DECLARACION DE PAGO DE DERECHOS POR CERTIFICACIONES, REPOSICIONES, ETC. — OFICINA AUTORIZADA. — DATOS DE IDENTIFICACION DEL CONTRIBUYENTE. — NOMBRE DENOMINACION O RAZON SOCIAL. — VELIA ADRIANA LOPEZ CALDERON. — DEPENDENCIA. — SECRETARIA DE RELACIONES EXTERIORES. — SERVICIOS JURIDICOS. —

ARTICULOS TRANSITORIOS

      PRIMERO — El capital social mínimo fijo de la sociedad, es de $50,000.00 (CINCUENTA MIL PESOS 00/100 MÒNEDA NACIONAL), el máximo ilimitado. El capital minímo estará representado por 100 (cien) acciones con valor nominal de $500.00 (QUINIENTOS PESOS 00/100 MONEDA NACIONAL) cada una, suscritas y pagadas en efectivo como a continuación se indica:

      WILFREDO GABRIEL LOAIZA GUERRERO suscribe y paga en efectivo 50 (cincuenta) acciones ordinarias nominativas con un valor nominal total de $25,000.00 (VEINTICINCO MIL PESOS 00/100 MONEDA NACIONAL).

      GERARDO ARREDONDO BELTRAN suscribe y paga en efectivo 50 (cincuenta) acciones ordinarias nominativas con un valor nominal total de $25,000.00 (VEINTICINCO MIL PESOS 00/100 MONEDA NACIONAL).

      Se deja constancia de que el señor WILFREDO GABRIEL LOAIZA GUERRERO, en su carácter de Administrador Unico, manifiesta haber recibido la totalidad de las aportaciones antes descritas.

      SEGUNDA. Los accionistas fundadores constituídos en primer Asamblea General Ordinaria de Accionistas, por unanimidad de votos tomaron las siguientes resoluciones:

      I. Hasta nuevo acuerdo de la Asamblea, la sociedad será Administrada por un Administrador Unico nombrando para ocupar dicho cargo al señor WILFREDO GABRIEL LOAIZA GUERRERO quien gozará de todos y cada uno de los poderes y facultades contemplados en la cláusula vigésima novena de Los Estatutos Sociales.

      II. Se designa comisario de la sociedad al Contador Pùblico RAMON ANTONIO LAFARGA BATIZ.

      YO, EL NOTARIO CERTIFICO:

      I. La verdad del acto.

      II. Que advertí a los comparecientes que deberán acreditarme dentro del mes siguiente a la fecha de firma de la presente escritura haber presentado la solicitud de inscripción de la sociedad en el Registro Federal de Contribuyentes y que en caso de no exhibirme dicha solicitud, procedrá a dar el aviso correspondiente a las autoridades fiscales competentes.

      III. Que los comparecientes declaran por sus generales ser:

      El senor WILFREDO GABRIEL LOAIZA GUERRERO manifiesta ser mexicano, mayor de edad, casado, con domicilio en Juán José Rios número 459 (cuatrocientos cincuenta y nueve) poniente, Culiacán, Sinaloa, con Registro Federal de Contribuyentes número LOGW-660228, al corriente en el pago de contribuciones fiscales sin acreditarlo y de paso en esta ciudad.

      El señor GERARDO ARREDONDO BELTRAN manifiesta ser mexicano, mayor de edad, soltero, con domicilio en Calle Crisantemo número 1509 (mil quinientos nueve), Colonia Margarita, Culiacán, Sinaloa, con Registro Federal de Contribuyentes número AEBG-710411, al corriente en el pago de contribuciones fiscales sin acreditarlo y de paso en esta ciudad.

      IV. — Que LEI y EXPLIQUE esta escritura a los comparecientes y advertidos que fueron de su valor y consecuencia legales, se manifestaron conformes con su contenido, la ratificaron y firmaron en unión del suscrito Notario que autoriza y dá fé. — DOY FE. — WILFREDO GABRIEL LOAIZA GUERRERO. — Una firma ilegible. — GERARDO ARREDONDO BELTRAN. — Una firma ilegible. — Rúbricas. — PASO ANTE MI: Firmado: Una firma ilegible. — LIC. GERARDO GAXIOLA DIAZ. — NOTARIO PUBLICO NO. 167. — Rúbrica. — El sello de autorizar de la Notaría.

      ARTICULO 2,436 (DOS MIL CUATROCIENTOS TREINTA Y SEIS) DEL CODIGO CIVIL VIGENTE EN EL ESTADO DE SINALOA.

      En todos los poderes generales para pleitos y cobranzas bastará que se diga que se otorga con todas las facultades y las especiales que requieran cláusula especial conforme a la ley para que se entiendan conferidos sin limitación alguna.

      En los poderes generales para administrar bienes bastará que se den con ese carácter para que el apoderado tenga toda clase de facultades administrativas.

      En los poderes generales para ejercer actos de dominio bastará que se den con ese carácter par que el apoderado tenga todas las facultades de dueño, tanto en lo relativo a los bienes como para hacer toda clase gestiones a fin de defenderlos.

      Cuando se quieren limitar en los tres casos antes mencionados, las facultades de los apoderados se consignarán las limitaciones o los poderes serán especiales.

      Los Notarios insertarán este artículo en los testimonios de los poderes que otorguen.

      ES PRIMER TESTIMONIO SACADO DE SU ORIGINAL EN ESTAS 15 (QUINCE) FOJAS UTILES, LAS CUALES SE ENCUENTRAN DEBIDAMENTE FIRMADAS, SELLADAS Y COTEJADAS Y ESCRITAS EN MAQUINA CON TINTA FIJA Y PARA USO DE PARTE INTERESADA, SE DEJA AGREGADAS AL APENDICE DEL VOLUMEN IX (NOVENO), DE NI PROTOCOLO EN EL LEGAJO CORRESPONDIENTE A ESTA ESCRITURA BAJO LAS LETRAS “A” Y “B”, EL ACTA QUE SE PROTOCOLIZA Y EL PERMISO EXPEDIDO POR LA SECRETARIA DE RELACIONES EXTERIORES. — DOY FE.

      NAVOLATO, SINALOA, MEXICO, A 30 (TREINTA) DIAS DEL MES DE MARZO DEL AÑO DE MIL NOVECIENTOS NOVENTA Y OCHO.

EL NORARIO PUBLICO:

LIC. GERARDO GAXIOLA DIAZ.

Hoy, siende las 14:00 horas quadó debidamente registrado el presente Testimonio bajo la inscripción número 191 del Libro número 36 Primero de Comercio de este oficio.

Culiacán, Sin a 23 de Abril de 1998

El Oficial Registrador

LIC. MARTHA SOFIA TAMAYO DE KING

Recibo PF-2 número	289056
Derecho●	No 375
Más 10%● UA●	No 37.50
●	23/04/98
Registro	●

EL C. LICENCIADO OSCAR GUILLERMO CORRALES LOPEZ, Notario Público Número 54 en el Estado, con Ejercicio en este Municipio y Residencia en Culiacán, Sinaloa. CERTIFICO: que el presente documento concuerda fielmente con su original, que tuve a la vista en 15 (quince) hojas(s) útil(es), mismo que previo cotejo regreso a su tenedor para su uso y resguardo, al que me remito. DOY FE.

Culiacán, Sin.: a 30 de Mayo de 2003

/s/ Oscar Guillermo Corrales López LIC. OSCAR GUILLERMO CORRALES LOPEZ NOTARIO PÚBLICO

[English Translation for Informational Purposes Only]

GERARDO GAXIOLA DÍAZ, ESQ.
Public Notary 167
Navolato, Sinaloa

Public Writ Number 2387

Volume IX

In the city of Navolato, Sinaloa, México, March 30, 1998, I, Gerardo Gaxiola Díaz, Esq., Notary Public number 167 for the State, exercising and residing in this judicial district and acting pursuant to the provisions of Article 75 of the Law of the Notary in force and returning to the office of my notary, issued a protocol on the certificate drafted by me outside of same, therein setting forth the Organization of the mercantile corporation named “Grupo Picsa”, Sociedad Anónima de Capital Variable, organized by Mr. Wilfredo Gabriel Loaiza Guerrero and Mr. Gerardo Arredondo Beltrán, domiciled at Culiacán, Sinaloa, for a term of 99 years, with a fixed minimum capital stock of Ps.50,000.00 and a clause for the admittance of foreigners.

I hereby certify that I reviewed fourteen pages duly executed, sealed and checked, the certificate on which I issue the protocol, which pages I attached to the addendum of my protocol, volume IX, on the file corresponding to the writ herein under letter “A”.

Executed: Gerardo Gaxiola Díaz, Esq., Notary Public. Illegible signature. Authorization Notary seal.

I finally authorize the writ herein, in the city of Navolato, Sinaloa, Mexico, on the same date it is granted, by virtue that no taxes are charged.

Executed: Gerardo Gaxiola Díaz, Esq., Notary Public. Illegible signature. Authorization Notary seal.

CHARTER BEING CERTIFIED

In the city of Navolato, municipality of Navolato, Sinaloa, México, March 30, 1998, I, Gerardo Gaxiola Díaz, Esq., Notary Public number 167 for the State, exercising and residing in this judicial district and residing in this city, acting pursuant to the provisions of Article 75 of the Law of the Notary in force, appeared in the ground floor of the Morachis Building located at Avenida Miguel Hidalgo without number, located between the Avenues of Benito Juárez and Ángel Flores in this city, evidencing Mr. Wilfredo Gabriel Loaiza Guerrero and Mr. Gerardo Arredondo Beltrán were present before me and stated that they agreed to organize a Stock Corporation of Variable Capital that will operate under the name of “Grupo Picsa”, Sociedad Anónima de Capital Variable, and for said purpose requested and obtained from the Ministry of Foreign Affairs permit number 25000492 issued by the Ministry of Foreign Affairs, dated March 17, 1998, under file number 9825000485 and page number 753 which are exhibited, which I attach to the addendum of this writ under letter “B” and which to a word reads:

“At the left hand margin: Ministry of Foreign Affairs. Mexico. At the right hand margin: Permit 25000492, File 9825000485. Page 753. At the center, in attention to the application filed by Velia Adriana López Calderon, this Ministry grants a permit to organize a S. A. de C. V. (a corporation), under the name of “Grupo Picsa”, S. A. de C. V. This permit shall be conditional upon the Charter including the foreigner clause foreseen in Article 30 or the agreement set forth in Article 31, both from the Regulations of the Law to Promote Mexican Investment and Regulate Foreign Investment. The Public Notary or Broker before whom this permit is used must inform the Ministry of Foreign Affairs within a period of 90 working days effective from the authorization of the corresponding Public Writ. The foregoing is informed pursuant to Articles 27, Subparagraph I, of the Political Constitution of the United States of Mexico, 15 of the Foreign Investment Law and pursuant to the provisions of Article 28, Subparagraph V, of the Organic Law of the Federal Public Administration. This permit shall expire if not used within 90 business days effective from the date it is issued, and it is granted without prejudice to the provisions of Article 91 of the Industrial Property Law. Culiacán, Sinaloa, March ___, 1998. Effective Suffrage No Reelection, The Assistant Delegate, Guadalupe Nohemi Pacheco Ibarra, Illegible signature. PAI 90497.

“STATEMENT FOR THE PAYMENT OF FEES FOR CERTIFICATIONS, REPLACEMENTS, ETC. AUTHORIZED OFFICE. IDENTIFICATION DATA OF TAXPAYER. CORPORATE NAME. VELIA ADRIANA LÓPEZ CALDERÓN. AGENCY. MINISTRY OF FOREIGN AFFIARS. LEGAL SERVICES.

TRANSITORY ARTICLES

FIRST. The minimum fixed capital stock of the corporation is Ps.50,000.00 with an unlimited maximum. The minimum capital stock shall be represented by 100 shares each with a par value of Ps.500.00, subscribed and paid for cash as hereinafter set forth:

Wilfredo Gabriel Loaiza Guerrero subscribed and paid in cash 50 common shares with a total par value of Ps.25,000.00.

Gerardo Arredondo Beltrán subscribed and paid in cash 50 common shares with a total par value of Ps.25,000.00.

It is hereby evidenced that Mr. Wilfredo Gabriel Loaiza Guerrera, in his capacity as Sole Administrator, states that he has received all of the aforementioned contributions.

SECOND. The founding stockholders met in the First General Regular Stockholders’ Meeting, wherein by unanimous vote the following resolutions were adopted:

I. Until such time as a new resolution is adopted by the Stockholders’ Meeting, the corporation shall be managed by a Sole Administrator. Mr. Wilfredo Gabriel Loaiza Guerrero is hereby appointed as Sole Administrator and shall enjoy each and every one of the powers and faculties considered in the twenty-ninth clause of the Corporate Bylaws.

II. Mr. Ramón Antonio Lafarga Batiz is hereby appointed as the Statutory Auditor of the corporation.

I, the Notary, hereby certify:

I. The veracity of this act.

II. That I informed the individuals before me that they must evidence before me, within the month following the date of execution of the writ herein, that they have filed a registration application for the corporation with the Federal Registry of Taxpayers and, if not already done, such application shall be exhibited in order to provide notice to the competent tax authorities.

III. That the individuals before me declare the following with respect to their legal status:

Mr. Wilfredo Gabriel Loaiza Guerrero stated that he is a Mexican citizen, of legal age, married, and domiciled at Juan José Ríos number 459 poniente, Culiacán, Sinaloa. He further stated that his Federal Taxpayers Registration number is LOGW-660228, he is up to date in the payment of his tax contributions (without evidencing this) and is temporarily visiting this city.

Mr. Gerardo Arredondo Beltrán stated that he is a Mexican citizen, of legal age, single, and domiciled at Calle Crisantemo number 1509, Colonia Margarita, Culiacán, Sinaloa. He further stated that his Federal Taxpayers Registration number is AEBG-710411, he up to date in the payment of his tax contributions (without evidencing this), and is temporarily visiting this city.

IV. That I read and explained this writ to the individuals before me and informed them of its value and legal consequences, that they stated to be in agreement with its content, and that they ratified and executed the writ together with the undersigned Notary, who authorizes and witnesses said execution. In witness. Wilfred Gabriel Loaiza Guerrero. Illegible signature. Gerardo Arredondo Beltrán. Illegible signature. Signatures. Before me: Executed: Illegible signature. Gerardo Gaxiola Díaz, Esq., Notary Public Number 167. Signature. The Notary’s authorization seal.

ARTICLE 2,436 OF THE CIVIL CODE IN FORCE FOR THE STATE OF SINALOA.

It shall be sufficient to state that with regard to all the general powers of attorney for lawsuits and collections, any general and special powers are granted that require a special clause pursuant to law, in order that they may be considered as granted without any limitation whatsoever.

It shall be sufficient to state that a general power of attorney for administering properties is granted such that the attorney has all administrative powers necessary for that purpose.

It shall be sufficient to state that a general power of attorney for exercising acts of ownership is granted such that the attorney has all the powers of an owner, with respect to both the properties and the ability to defend them.

If it is desired that powers of attorney be limited in any of the three foregoing cases, such limitations shall be set forth or the powers of attorney shall be limited to specific matters.

The notaries shall insert this article in all the testimonies of powers of attorney granted.

FIRST TESTIMONY COPIED FROM ITS ORIGINAL IN 15 PAGES THAT HAVE BEEN DULY EXECUTED, SEALED AND CHECKED, TYPEWRITTEN WITH PERMANENT INK, AND TO BE USED BY THE INTERESTED PARTY, ATTACHED TO THE ADDENDUM OF VOLUME IX OF MY PROTOCOL ON THE FILE CORRESPONDING TO THIS WRIT UNDER LETTERS “A” AND “B”, IS THE DOCUMENT CERTIFIED AND THE PERMIT ISSUED BY THE MINISTRY OF FOREIGN AFFAIRS. IN WITNESS.

NAVOLATO, SINALOA, MEXICO, MARCH 30, 1998.

NOTARY PUBLIC
SIGNATURE
GERARDO GAXIOLA DÍAZ

Today at 2:00 P.M., the testimony herein was duly recorded under registration number 191, Book number 36, First of Commerce, of this office.

Culiacán, Sinaloa, April 23, 1998

Official Registrar
Martha Sofía Tamayo de King

Signature

Receipt PF-2 number	289056

Duties (Illegible)	(Illegible) 375

Plus 10% (Illegible) Value Added Tax (Illegible)	(Illegible) 37.50

(Illegible)	April 23, 1998

Registry	(Illegible)